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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement (333-32034).

                                ARTHUR ANDERSEN
                                Wirtshaftsprufungsgesellschaft
                                Steuerberatungsgesellschaft mbH

                                Nendza          Bolash
                                Wirtshaftsprufer  Certified Public Accountant

Hamburg, Germany

August 11, 2000